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                                                                    Exhibit 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Hercules Incorporated of our report dated October 22, 2001 relating to the financial statements of FiberVisions A/S, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Skive, Denmark
October 29, 2001